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                                                                EXHIBIT 2.2


                            SHARE EXCHANGE AGREEMENT


              THIS AGREEMENT made the 17th day of December, 1998.

BETWEEN:

                   ONEX CORPORATION,
                   a corporation existing under the laws of the Province of Ontario,

                   (hereinafter referred to as the "Transferor"),

                                                              OF THE FIRST PART,

                                    - and -

                   CUSTOMERONE HOLDING CORPORATION,
                   a corporation existing under the laws of the State of Delaware,

                   (hereinafter referred to as the "Transferee"),

                                                             OF THE SECOND PART.

         THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, representations and warranties of the parties hereinafter contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each party), the parties hereby agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1 DEFINED TERMS. For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

(a)  "COMMON SHARES" means 11,526,055 common shares in the capital of Onexco;




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     (b)  "HEREBY", "HEREOF" and similar terms refer to this Agreement and not to any particular Article, section, subsection or other portion of this Agreement;

     (C) "HOLDINGS SHARES" means the 11,410,071 common shares in the capital of the Transferee to be issued pursuant to section 2.2;

     (d) "ITA" means the Income Tax Act (Canada), as amended from time to time; and

     (e)  "ONEXCO" means 1293219 Ontario Inc.

1.2 SECTIONS AND HEADINGS. The division of this Agreement into Articles, sections and subsections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference herein to a particular Article, section or subsection refers to the specified Article, section or subsection of this Agreement.

1.3 NUMBER, GENDER AND PERSONS. In this Agreement, words importing the singular number shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

1.4 APPLICABLE LAW. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of Ontario and the federal laws of Canada applicable therein and each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.5 SUCCESSORS AND ASSIGNS. This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns, as applicable. Neither party may assign any of its rights or obligations hereunder without the prior written consent of the other party.

1.6 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and both of which taken together shall constitute one and the same instrument.


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                                    ARTICLE 2
                            EXCHANGE OF COMMON SHARES

2.1. EXCHANGE. Subject to the provisions of this Agreement and in consideration for the Holdings Shares, the Transferor hereby transfers to the Transferee all of the right, title and interest of the Transferor in and to the Common Shares, having a fair market value on the date hereof of U.S. $11,410,071.

2.2 CONSIDERATION. In consideration for the Common Shares, the Transferee hereby agrees to issue to the Transferor on the date hereof the Holdings Shares, having a fair market value on the date hereof of U.S. $11,410,071. The Transferee hereby agrees to deliver to the Transferor a certificate representing the Holdings Shares registered in the name of the Transferor.

                                    ARTICLE 3
                           REPRESENTATIONS, WARRANTIES
                              AND FURTHER COVENANTS

3.1. REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR. The Transferor hereby represents and warrants to the Transferee as follows and acknowledges that the Transferee is relying on such representations and warranties in connection with its acquisition of the Common Shares:

 (a) Enforceability. This Agreement is a legal, valid and binding obligation of the Transferor, enforceable against the Transferor by the Transferee in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

 (b) No Violation. The entering into and performance of this Agreement by the Transferor will not result in any violation of any agreement or instrument by which it is bound or of any judgment or order to which it is subject.

 (c) Beneficial Ownership. The Transferor is the registered and beneficial owner of the Common Shares with a good and marketable title thereto, free of all other liens, charges and encumbrances whatsoever.

 (d) Residence. The Transferor is not a non-resident of Canada for purposes of the ITA.


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3.2   REPRESENTATIONS AND WARRANTIES OF THE TRANSFEREE. The Transferee hereby represents and warrants to the Transferor as follows and acknowledges that the Transferor is relying on such representations and warranties in connection with its disposition of the Common Shares and acquisition of the Holdings Shares:

 (a) Enforceability. This Agreement is a legal, valid and binding obligation of the Transferee, enforceable against the Transferee by the Transferor in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

 (b) No Violation. The entering into and performance of this Agreement by the Transferee will not result in any violation of any agreement or instrument by which the Transferee is bound or of any judgment or order to which it is subject.

 (c) Holdings Shares. The Holdings Shares shall be validly issued by the Transferee as fully paid and non-assessable shares.

3.3 SURVIVAL. The representations and warranties set out in this Article 3 shall survive the purchase and sale of the Common Shares herein provided for and shall continue in full force and effect for the benefit of the party in whose favour they are expressed to be made indefinitely.

                                    ARTICLE 4
                               FURTHER ASSURANCES

4.1 FURTHER ASSURANCES BY THE TRANSFEROR. Upon the request from time to time of the Transferee, the Transferor shall execute all such transfers, assignments, notices and other documents, shall use its reasonable efforts to obtain all such consents and approvals (provided that the Transferor shall not be required to make any payments to obtain the same) and shall do all such other acts and things as the Transferee, acting reasonably, may consider necessary or advisable to have the Common Shares registered in the name of the Transferee.

          IN WITNESS WHEREOF the parties have executed this Agreement.

                                                   ONEX CORPORATION

                                                   by /s/ MARK L. HILSON
                                                      -----------------------
                                                      /s/ ANTHONY MUNK
                                                      -----------------------


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                                                   CUSTOMERONE HOLDING
                                                   CORPORATION by


                                                   by /s/ THOMAS P. DEA
                                                      -----------------------
                                                      /s/ SETH M. MERSKY
                                                      -----------------------